UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No. 2)

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Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

EMPLOYERS HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials
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EMPLOYERS HOLDINGS, INC.
2340 CORPORATE CIRCLE, SUITE 200
HENDERSON, NV 89074

AMENDMENT NO. 2 TO THE PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS OF
EMPLOYERS HOLDINGS, INC.
TO BE HELD ON THURSDAY, MAY 25, 2023

This amendment, dated May 22, 2023 (this “Amendment”), amends and supplements the definitive proxy statement, dated April 13, 2023 (as amended, the “Proxy Statement”), filed by Employers Holdings, Inc. (the “Company”). The Proxy Statement relates to the solicitation of proxies by the Company’s Board of Directors (the “Board”) for use at the annual meeting of stockholders (together with any postponement, adjournment or other delay thereof, the “Annual Meeting”). The Annual Meeting will be held on Thursday, May 25, 2023, at 9:00 a.m., Pacific Daylight Time, at Regus - Downtown Reno, 200 S. Virginia Street, 8th Floor, Reno, Nevada 89501.
Except as described in this Amendment, the information provided in the Proxy Statement continues to apply. If information in this Amendment differs from or updates information contained in the Proxy Statement, then the information in this Amendment is more current and supersedes the different information contained in the Proxy Statement. THIS AMENDMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT. We urge you to read the Proxy Statement, together with this Amendment, in its entirety.
Terms used in this Amendment that are not defined in this Amendment have the meanings given to them in the Proxy Statement.
Modifications to Exclusive Forum Provision; Commitment to Seek Stockholder Ratification
In December 2022, the Board amended the Bylaws to include a customary exclusive forum provision. This provision, which is consistent with those adopted by many public companies, provides that certain types of state law derivative and similar litigation must be brought in a specific forum. The Board believes that the exclusive forum provision is in the best interests of the Company and its stockholders because it prevents plaintiffs from forum shopping and attempting to litigate in multiple forums, thereby reducing the costs to the Company of such actions and bringing more certainty to their resolution. These types of activities by plaintiffs are increasingly common, and are ultimately value destructive. The Board believes that as a Nevada corporation, the state courts of Nevada are best suited to adjudicate the state law matters specified in the exclusive forum provision.
Following the adoption of the exclusive forum provision, the Board received feedback from certain stockholders regarding their preferences as to the terms of the Company’s exclusive forum provision and the process of its adoption. As a result of this feedback, on May 20, 2023, the Board further amended the exclusive forum provision to provide that the state courts located anywhere in the State of Nevada (or, if the state courts of the State of Nevada do not have jurisdiction, then the federal district court for the District of Nevada) are the exclusive forum to adjudicate the matters specified in the exclusive forum provision. The Board thanks stockholders for their feedback and looks forward to continued engagement on the Company’s governance policies and practices.
As part of amending the exclusive forum provision, the Board confirmed that it is the intention of the Board to seek stockholder ratification of the adoption of the exclusive forum provision at the Company’s annual meeting of stockholders to be held in 2024 (the “2024 Annual Meeting”). It is also the Board’s intention that should the exclusive forum provision not be ratified by stockholders at the 2024 Annual Meeting (including in the context of approval of an analogous amendment to the Company’s articles of incorporation), then the Board will promptly amend the Bylaws to remove the exclusive forum provision.
If you wish to change your vote, follow the instructions in the Proxy Statement.